Exhibit 10.6

                                                            EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT, dated as of January 1, 2000 (the "Effective Date"), is entered into by and between Unigene Laboratories, Inc., a Delaware corporation having offices at 110 Little Falls Road, Fairfield, N.J. 07004 (the "Company"), and Warren Levy, whose address is 110 Little Falls Road, Fairfield, NJ 07004 (the "Executive").

                                   WITNESSETH:
                                   ----------
                  WHEREAS, the Company desires to employ the Executive and to enter into this Agreement embodying the terms of such employment; and

                 WHEREAS, the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Engagement. The Company hereby employs the Executive as its President and Chief Executive Officer, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

                 2. Term. This Agreement is for an initial term of two years commencing on the date hereof, subject to earlier termination as provided for herein. This Agreement will be automatically renewed annually after its initial term for an additional one-year term, and on a year-to-year basis thereafter, unless either party notifies the other of the desire not to so renew the Agreement no later than three months prior to scheduled termination date.

                  3. Duties. During the term of this Agreement, the Executive shall serve as the Company's President and Chief Executive Officer and shall have such duties and responsibilities as are set forth in the Company's Bylaws and such other executive responsibilities as may be assigned to him from time to time by the Board of Directors. The Executive shall use his best efforts to perform, and shall act in good faith in performing, all duties required to be performed by him under this Agreement.

                  4. Availability. During the term of this Agreement the Executive shall not be engaged in any other business activity that would interfere with the performance of his duties to the Company without the express written approval of the Board of Directors, except that, without such written approval, the Executive may engage in a reasonable level of professional activities such as are typical for individuals of a comparable professional stature.

                  5. Business Expenses. The Company shall reimburse the Executive, promptly upon presentation of itemized vouchers, for all ordinary and necessary business expenses incurred by the Executive in the performance of his duties hereunder.

                  6. Compensation. As compensation for the services to be rendered hereunder, the Company agrees as follows:

                  (a) to pay the Executive an annual salary of $160,000 during the initial year of this Agreement;

                  (b) for the second year of this Agreement, and if the Agreement is renewed automatically for subsequent years thereafter in accordance with Section (2) above, to provide the Executive with an annual salary approved by the Compensation Committee, and which shall not be less than the Executive's annual salary for the preceding year;

                  (c) to participate in such employee benefit plans as are made available by the Company to its employees generally. The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by law.

                  7. Ownership of Intellectual Property. All rights, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, patents (and applications therefor), copyrights, ideas, know-how, notes, creations, properties and all other proprietary rights arising from, or in any way related to, the Executive's employment hereunder shall become and remain the exclusive property of the Company, and the Executive shall have no interest therein.

                  8. Trade Secrets. The Executive covenants and agrees with the Company that he will not, during the term of this Agreement or thereafter, disclose to anyone (except to the extent reasonably necessary for the Executive to perform his duties hereunder or as may be required by law) any confidential information concerning the business or affairs of the Company (or of any affiliate or subsidiary of the Company), including but not limited to lists of customers, business plans, financial or cost information, and confidential scientific and clinical information (whether of the Company or entrusted to the Company by a third party under a confidentiality agreement or understanding), which the Executive shall have acquired in the course of, or incident to, the performance of his duties pursuant to the terms of this Agreement or pursuant to his prior employment by the Company (or any affiliate or subsidiary of the Company). In the event of a breach or threatened breach by the Executive of the provisions of this Section 8, the Company shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, association or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive. Nothing herein shall be construed as prohibiting the Executive from disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation of this Section 8) or which is a matter of general business knowledge or experience.

                  9. Termination For Cause. The Company may terminate the employment of the Executive for cause in the event that the Board of Directors determines that the Executive has engaged in (a) any willful or unlawful act that causes material injury to the Company; or (b) any criminal act that adversely affects the ability of the executive to perform effectively his duties under this Agreement. If the employment of the Executive under this Agreement is terminated under this Section 9, the Company shall be relieved of all further obligations under this Agreement, except for the payment of accrued salary and reimbursement under Section 5 for reimbursable expenses incurred prior to termination. Notwithstanding such termination of employment, the Executive shall continue to be bound by the provisions in Sections 7, 8, and 13. If the Executive's employment is terminated pursuant to this Section 9, the Company shall provide to the Executive a statement in reasonable detail of the Company's reasons for such termination.

                  10. Termination Without Cause. The Company may terminate the employment of the Executive without cause, subject to compliance with this
Section 10.

                  (a) In the event the Executive's employment is terminated without cause, the Executive shall be entitled to:

                  (1) a severance payment consisting of:

                      (a) a lump-sum payment equal to the salary that the executive would have earned for the remaining term of this Agreement, if the remaining term (either the initial term or as extended) is more than one year; or (b) a lump-sum payment equal to the executive's then-current annual salary, if the remaining term of the employment agreement (either the initial term or as extended) is one year or less.

                  (2) a payment in cash equal to the cash value of all accrued vacation days.

                      (b) Termination of employment under this Section 10 shall not terminate the Executive's obligations under Sections 7, 8 or 13.

                  11. Resignation by the Executive for Good Reason.

                      (a) The Executive may resign for good reason if one or both of the following occur:

                      (1) a Change of Control at Unigene (as defined in paragraph (d) below); or

                  (2) a material diminution in the Executive's responsibilities without the Executive's consent.

                      (b) In the event that the Executive resigns for good reason, the Executive shall be entitled to:

                  (1)  a severance payment consisting of:

                      (a) a lump-sum payment equal to the salary that the executive would have earned for the remaining term of this Agreement, if the remaining term (either the initial term or as extended) is more than one year; or (b) a lump-sum payment equal to the executive's then-current annual salary, if the remaining term of the employment agreement (either the initial term or as extended) is one year or less.

                  (2) a payment in cash equal to the cash value of all accrued vacation days.

                      (c) Termination of employment under this Section 10 shall not terminate the Executive's obligations under Sections 7, 8 or 13.

                      (d) For the purpose of this Agreement, a "Change of Control" shall have occurred if:

                      (i) any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that any acquisition by the Company, by any employee benefit plan (or related trust) of the Company, or by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities, as the case may be, shall not constitute a Change of Control;

                      (ii) individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the Effective Date whose election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in settlement of an actual or threatened election contest relating to the election of the directors of the Company; or

                      (iii) the stockholders of the Company approve (A) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the persons who were the respective beneficial owners of the Common Stock and the Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation or (B) a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

                  12. Disability of the Executive. In the event that the Executive during the period while employed under this Agreement shall at any time become unable, due to ill-health, accident, injury or other disability, to carry out his duties under this Agreement with reasonable accommodation provided by the Company, the Company, upon a lump-sum payment to the Executive equal to the Executives then-current annual salary may terminate this Agreement and be relieved of all further obligations hereunder. Termination of employment under this Section 12 shall not terminate the Executive's obligations under Sections 7, 8 or 13.

                  13. Non-Competition. The Executive hereby agrees that for a period of one year following the termination for any reason of his employment under this Agreement, he will not, directly or indirectly, engage in any business involving (a) the development, production or sale of Calcitonin products or (b) the development, production or sale of amidated peptides anywhere in the world. The Executive agrees that the provisions of this Section 13 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 13 shall be deemed to be invalid or unenforceable by reason of the extent, duration of geographic scope thereof, then the Company shall have the right to reduce such extent, duration, geographic scope or other provisions thereof, and in their reduced form such restrictions shall then be enforceable in the manner contemplated hereby.

                  14. Capacity. The Executive represents and warrants to the Company that he is not now under any obligation, of a contractual nature or otherwise, to any person, firm, corporation, association or other entity that is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.

                  15. Waiver. No act, delay, omission or course of dealing on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers and remedies under this Agreement.

                  16. Arbitration. The Executive agrees to submit to binding arbitration all claims arising out of his employment with the Company and/or this Agreement, including all claims under federal law (including but not limited to Title VII of the Civil Rights Act of 1967) as well as all claims under state law (including but not limited to claims under the New Jersey Law Against Discrimination). This arbitration shall take place in New Jersey, under the then prevailing rules of the American Arbitration Association.

                  17. Assignability. The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Executive may not assign his rights or obligations hereunder without the express written consent of the Company.

                  18. Completeness. This Agreement sets forth all, and is intended by each party to be an integration of all, of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof.

                  19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

                  20. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any existing or future law, such provision shall be deemed to be omitted from this Agreement and such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

                  21. Headings. Headings contained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof.

                  22. Survival of Terms. If this Agreement is terminated for any reason, the provisions of Sections 7, 8 and 13 shall survive, and the Executive and the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement to day and year first above written.

                                              UNIGENE LABORATORIES, INC.



/s/Warren Levy                                By: /s/Jay Levy
--------------                                    ------------
Warren Levy                                       Jay Levy
                                                  Chairman